Exhibit 10.5

THIS CONVERTIBLE NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

$600,000.00	October 31, 2012
Denver, Colorado

SENIOR SECURED 10% CONVERTIBLE PROMISSORY NOTE
DUE OCTOBER 31, 2015

FOR VALUE RECEIVED, Omni Bio Pharmaceutical, Inc., a Colorado corporation with an address of 5350 S. Roslyn Street, Suite 430, Greenwood Village, CO 80111 (the “Company”), promises to pay to BOCO Investments, LLC, a Colorado limited liability company with an address of 262 E. Mountain Avenue, Fort Collins, CO 80524 (“Holder”), which term will include any transferee of this note), the principal sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00) ( the “Principal”) with interest on the Principal sum outstanding at the rate of ten percent (10%) per annum, which shall accrue from the date of this Note.  The Principal and accrued interest on this Note shall be due and payable on or before the date that is thirty-six months after the date of this Note (the “Maturity Date”), unless converted in accordance with the terms of Section 7 below.

This Convertible Note is being issued pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

Section 1.   Definitions:

“Accrued Interest” means interest accrued, but unpaid, on the Principal beginning the Issue Date through the earlier of the Conversion Date or Maturity Date.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

“Common Stock” means the common stock of Omni Bio Pharmaceutical, Inc.

“Company” means Omni Bio Pharmaceutical, Inc., a Colorado corporation.

“Conversion Amount” means the total of unpaid Principal, Accrued Interest, and all other expenses payable under this Convertible Note at the date such amount is determined.

“Conversion Date” means the date on which notice of conversion is effective and shall be deemed to be the date on which the Company receives both the Original Convertible Note and the Notice of Conversion either by U.S mail, or other mail courier.

“Conversion Price” means $1.00 per share; provided, however, that in the event that the Company consummates certain financings or series of financings of equity securities within 12 months after the date of this Convertible Note in the aggregate gross amount of more than $1.0 million (the “Financing”) at a price per share or price per share equivalent of less than the Conversion Price per share (the “Lower Price”), then the Conversion Price shall automatically be adjusted to the lowest price per share paid during this period.  The Financing excludes any financing raised from the exercise of the Company’s currently outstanding investor warrants that were sold on March 31, 2009, which are exercisable at $0.50 per share, any sale of the assets of the Company or the issuance of securities to employees and directors of the Company as equity compensation.

“Conversion Shares” means the shares of the Company’s common stock issued or issuable upon conversion of the Convertible Notes.

“Convertible Note” or “Note” means this Senior Secured 10% Convertible Promissory Note.

“Issue Date” shall mean the date that funds are received by the Company related to this Convertible Note.

“Material Adverse Effect” means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company taken as a whole.

“Maturity Date” means the date defined in the first paragraph or (if earlier) the date of any prepayment or acceleration.

“Notice of Conversion” – See Exhibit A.

“Original Convertible Note” means the originally manually executed by the Company Convertible Note.

“Paid in Kind” means Accrued Interest paid in shares of the Company’s common stock.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Trading Day” means a day in which the market on which shares of the Company’s common stock are principally traded is open for trading, whether or not any shares of the Company’s common stock are actually traded on that day.

Section 2.  Collateral.  The repayment of this Convertible Note is secured by a security interest in shares of common stock of BioMimetix Pharmaceutical, Inc. (“BioMimetix Stock” or “Collateral”) owned by the Company as set forth in the Pledge Agreement, dated as of the date hereof (the “Pledge Agreement”), between the Company and Holder.  Additional rights of Holder are set forth in the Pledge Agreement.

Section 3.  No Sale or Transfer.  This Convertible Note may not be sold, transferred, assigned, hypothecated or divided into two or more Convertible Notes of smaller denominations except to the extent such sale, transfer, assignment, hypothecation or division is in compliance with federal and applicable state securities laws, the compliance with which must be established to the reasonable satisfaction of the Company.

Section 4.   Provisions Regarding Payment of Principal and Interest.  Unless otherwise provided herein, all payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued expenses due under this Note, next to interest and thereafter to principal.  Interest may be paid in cash or Paid in Kind at the rate of $1.00 per share, or a combination of both, in the sole discretion of the Company.

Section 5.   Defaults and Remedies

(a)
“Event of Default” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)         Any default in the payment of the Principal or Accrued Interest on this Convertible Note as and when the same shall become due and payable (whether on the Conversion Date or Maturity Date or by acceleration or otherwise);

(ii)         The Company shall fail to observe or perform any other covenant, agreement or warranty contained herein, or otherwise commit any material breach of this Convertible Note or the Pledge Agreement and such failure or material breach shall not have been remedied within fifteen (15) days of the Company’s receipt of written notice from Holder of such failure or material breach;

(iii)        The Company shall (1) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding trade payables) to be paid by Company and such failure shall continue beyond any period of grace provided with respect thereto, or (2) default in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of indebtedness for borrowed money (excluding trade payables), and the effect of such failure or default is to cause, or permit the Holder or Holders thereof to cause, indebtedness in an aggregate amount of $100,000 or more to become due prior to its stated date of maturity;

(iv)        The Company (1) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (2) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (3) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (4) is unable, or admits in writing its inability, to pay its debts generally as they mature, (5) is dissolved or liquidated; (6) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or (7) takes any action for the purpose of effecting any of the foregoing;

(v)         An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(vi)        A final judgment or order for the payment of money in excess of  $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 10 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against the Collateral and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy;

(vii)       The sale, conveyance, or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization;

(viii)      The Company’s Board of Directors adopts a resolution approving the liquidation or winding-up of the Company or the Board otherwise concludes that the Company is unable to continue as a going concern; and

(ix)         Failure of the Company to promptly provide Holder written notice of the occurrence of any Event of Default.

(b)           Remedies.  Upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which the Company expressly waives.  In addition to and not in lieu of the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise all other rights, powers or remedies granted to it under this Note or otherwise permitted to it by law (including but not limited to foreclosure of the security interest granted in the Pledge Agreement), either by suit in equity or by action at law, or both, all such remedies being cumulative.  The outstanding balance of any amount owing under this Note which is not paid when due under the terms of this Note shall bear interest at the rate of fifteen percent (15%) per annum (“Default Rate”).  The Company agrees to pay on demand all expenses of collecting and enforcing this Note, the Pledge Agreement and any and all Collateral securing this Note, including, without limitation, reasonable attorney fees (“Expenses”).

Section 6.    Prepayment.  The Company may prepay this Convertible Note in whole or in part, including any Accrued Interest, at any time prior to the Maturity Date upon not less than 20 days’ prior written notice to the Holder (the “Prepayment Period”).  During the Prepayment Period, the Holder may convert the Conversion Amount pursuant to the provisions of Section 7.

Section 7.    Conversion.

(a)          Voluntary Conversion.  At any time before the Maturity Date, upon written notice to the Company, the Holder may convert the Conversion Amount or any portion thereof into shares of the Company’s common stock by dividing the Conversion Amount by the Conversion Price.

(b)          Manner of Conversion.

(i)         Voluntary conversion provided for in paragraph 7(a) above shall be effected by delivering the Original Convertible Note and a Notice of Conversion annexed hereto as Exhibit A to the Company as provided in this paragraph.  The Notice of Conversion shall be executed by the Holder of this Convertible Note and shall evidence such Holder's intention to convert this Convertible Note or a specified portion hereof in the form annexed hereto as Exhibit A.  U.S. mail or courier delivery shall be accepted by the Company at 5350 S. Roslyn Street, Suite 430, Greenwood Village, CO 80111. Any Accrued Interest will be calculated as of the Conversion Date and the calculated equivalent shares related thereto will be added to the calculated equivalent shares of the Principal amount in determining the Conversion Shares.  No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the Conversion Shares shall be rounded to the nearest whole share.  The Company will confirm the Conversion Date, Conversion Price and the amount of Conversion Shares on the Notice of Conversion and promptly send the Notice of Conversion to the Holder either by facsimile, email, U.S. mail or courier.

(ii)         Upon a conversion of all of the Principal and Accrued Interest through the Conversion Date, the Convertible Note will be deemed to be cancelled.  If a portion of the Principal amount of the Convertible Note is converted (“Partial Conversion”), the Convertible Note will be cancelled and a new Convertible Note will be issued to the Holder for the amount of Principal not converted (“New Convertible Note”).  Any Accrued Interest on the Principal amount of the New Convertible Note will commence as of the Conversion Date. Under a Partial Conversion, the Conversion Shares will be computed as the amount of Principal converted plus all Accrued Interest as of the Conversion Date.

(c)           Nature of Common Stock Issued.

(i)         When issued upon conversion of the Convertible Notes, the Conversion Shares will be legally and validly issued, fully-paid and non-assessable.

(ii)        No later than five (5) Trading Days after a conversion has been effected, and subject to the Holder having returned the Convertible Note to the Company for cancellation, the Company’s stock transfer agent will deliver to the Holder a certificate or certificates representing the Conversion Shares issuable by reason of such conversion in such name or names and such denomination or denominations as the Holder has specified.  Stock certificates representing Common Stock issuable upon conversion will be delivered to the Holder by the Company’s stock transfer agent at the address specified in the Notice of Conversion (which may be the Holder’s address for notices as contemplated by the Subscription Agreement or a different address). The Company represents that said stock certificates will be issued and mailed to the Holder within five (5) business days thereafter.

(iii)       The issuance of certificates for shares of Conversion Shares will be made without charge to the Holder.

(d)
Conversion Price Dilution Adjustment.  In order to prevent dilution of the conversion rights granted under this Section, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 7(d).

(i)          If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(ii)          In the event of a judicial or non-judicial dissolution of the Company, the conversion rights and privileges of the Holder shall terminate on a date, as fixed by the Board of Directors of the Company, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of Common Stock herein shall be deemed to include shares of any class into which said shares of Common Stock may be changed.

(iii)        Adjustment for Dividends.  In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in (a) securities of the Company other than shares of Common Stock or (b) assets (including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the Holders of Convertible Notes shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Convertible Notes been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph  with respect to Holders.

(iv)        Adjustment for Capital Reorganization or Reclassification.  If the Common Stock issuable upon the conversion of the Convertible Notes shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the Holder shall have the right thereafter to convert such Convertible Notes and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by Holders of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(v)         Adjustment of Number of Shares.  In the case the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

(vi)        No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one cent, such change in the Conversion Price shall thereupon be given effect.

(e)
Reserve Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common stock for the sole purpose of issuance upon such conversion not less than such aggregate number of shares of the common stock as shall be issuable upon such conversion.

Section 8.    No Impairment.  Except as expressly provided herein, no provision of this Convertible Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal, Accrued Interest and all other amounts payable under this Convertible Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Convertible Note is a direct obligation of the Company.

Section 9.   No Rights as a Stockholder.  This Convertible Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

Section 10.  Form of Payments.  All payments contemplated hereby shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address specified herein or as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

Section 11.  Waivers.  The Company waives presentment for payment, demand, protest and notice of protest and of nonpayment. No failure by Holder to exercise, or delay by Holder in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Holder may not waive any of its rights except by an instrument in writing signed by it.

Section 12.  Mutilated, Lost, Stolen or Destroyed Note.  If this Convertible Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Convertible Note, or in lieu of or in substitution for a lost, stolen or destroyed Convertible Note, a new Convertible Note for the Principal amount of this Convertible Note so mutilated, lost, stolen or destroyed.

Section 13.Governing Law.  This Convertible Note shall be governed by and construed in accordance with the laws of the State of Colorado.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City and County of Denver, Colorado, or the state courts of the State of Colorado sitting in the City and County of Denver, Colorado in connection with any dispute arising under the Convertible Note, Pledge Agreement, or the Subscription Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

Section 14.Waiver of Jury Trial.   THE COMPANY HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN THE COMPANY AND HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Section 15.  Severability. If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

Section 16.  Obligations Due on a Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 17.  Usury.   Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any relevant state or federal interest rate laws.  If any payments in the nature of interest, interest at the Default Rate, or other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the indebtedness evidenced thereby shall be reduced by such amount, or if such excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to the Company.  All sums paid pursuant to this Note, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the actual rate of interest is uniform throughout the actual term of this Note or does not exceed the maximum lawful rate throughout the entire term of this Note as appropriate.

Section 18.   Binding.  This Note shall be binding upon and shall inure to the benefit of the Company and Holder and their respective successors and assigns.  The Company may not transfer, assign, or delegate any of its rights or obligations under this Note without the prior written approval of Holder, which may be granted in Holder’s sole and absolute discretion. This Note may not be amended or modified orally, but only by an amendment in writing signed by the Company and Holder.

Section 19.  Investment.  The Holder, by acceptance hereof, agrees that this Convertible Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Convertible Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Securities and Exchange Act of 1933, as amended (the “Securities Act”) or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

OMNI BIO PHARMACEUTICAL, INC.

By:_____________________________
  Robert Ogden, Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert $__________ Principal amount of the Convertible Note and $___________ in Accrued Interest due under the Convertible Note into shares of common stock, par value $.001 per share (“Common Stock”), of Omni Bio Pharmaceutical, Inc., a Colorado corporation (the “Company”) according to the conditions of the Series A Secured Convertible Promissory Note of the Company, as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  The Original Note is delivered herewith.

Please provide the Principal amount, name, address, tax ID number and signature and mail back to the Company at 5350 S. Roslyn Street, Suite 430, Greenwood Village, CO  80111, Attn: Robert Ogden. The Company will complete the Accrued Interest amount, Date of Conversion, Applicable Conversion Price and Conversion Shares. The Company shall request from its stock transfer agent that a Common Stock certificate be issued to the Holder for the amount of Conversion Shares. The Company’s stock transfer agent shall, at its discretion, issue and mail Common Stock certificates no later than five (5) business days following the Conversion Date.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Date of Conversion:___________________________
Applicable Conversion Price:____________________
Conversion Shares:__________________________

Signature:_________________________________
Name:______________________________________
Address:___________________________________
___________________________________________
Tax ID Number:_______________________________